EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Board of Directors and Stockholders
Carriage Services, Inc.:
We consent to the incorporation by reference in the previously filed registration statements (No. 333-11435, 333-49053, and 333-62593) on Form S-8 and in the registration statement (No. 333-71902) on Form S-3 of Carriage Services, Inc. (the Company) of our reports dated March 9, 2009, with respect to the consolidated balance sheets of the Company as of December 31, 2008 and 2007, and the related consolidated statements of operations, stockholders’ equity, and cash flows for each of the years in the three year period ended December 31, 2008, and the effectiveness of internal control over financial reporting as of December 31, 2008 and the effect which reports appear in the December 31, 2008, annual report on Form 10-K of Carriage Services, Inc.
Our report contains an explanatory paragraph that states the Company adopted the provisions of FASB Interpretation No. 48, effective January 1, 2007 and Statement of Financial Accounting Standards No. 123 (revised 2004), effective January 1, 2006.
/s/KPMG LLP
Houston, Texas
March 9, 2009